Exhibit 4

SMITH FAMILY

VOTING TRUST AGREEMENT

This Voting Trust Agreement (“Agreement”) is made as of the          day of                     , 2009, between the persons whose signatures are hereunto affixed as depositors, and such other qualified persons as shall become parties hereto from time to time as hereinafter provided (the “Depositors”), and                     ,                     , and                     , and their successors, as Trustees (the “Trustees”).

WITNESSETH:

WHEREAS, as former shareholders of Smith Investment Company, a Nevada corporation (“SICO”), and Smith Family Members (as defined below), the Depositors have received or will receive, in the merger (the “Merger”) of SICO into a subsidiary of A.O. Smith Corporation, a Delaware corporation (“AOS”), shares of AOS Common Stock (“Common Stock”) and Class A Common Stock (“Class A Stock”); and

WHEREAS, the Depositors deem it advisable and in their best interests, in order to insure harmony and agreement among themselves as to the investment in AOS and to protect their collective interests in AOS, to deposit their shares of Common Stock and Class A Stock (collectively, “Shares”) with the Trustees pursuant to this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Depositors and the Trustees do hereby agree as follows:

I. DEPOSIT OF SHARES; GENERAL PROVISIONS

1. Transfer of Shares to Trustees. The undersigned Depositors, holding the number of Shares set opposite their respective names on the addendum to the signature page to this Agreement, shall deposit said Shares, and any additional Shares which they may receive upon termination of the escrow arrangements pursuant to the Merger, with the Trustees, properly endorsed for assignment and transfer to the Trustees on the books of AOS. The Shares so deposited with the Trustees shall be surrendered to AOS and cancelled and new certificates therefor shall be issued to the Trustees stating that they are issued pursuant to the Smith Family Voting Trust (“Trust”), created by this Agreement, which fact shall also be stated in the stock ledger of AOS.

2. Effect. The deposit of Shares with the Trustees hereunder shall constitute assignment and transfer to the Trustees of full legal title to such Shares, and shall vest in the Trustees all rights and powers of every nature incident to ownership of such Shares subject only to the limitations specifically set forth herein.

3. Depositors. Any holder of Common Stock or Class A Stock who is a Smith Family Member, as defined in the Amended and Restated Certificate of Incorporation of AOS as adopted by its stockholders on                     , 2009 (the “AOS Certificate”) may become a Depositor and thereby a party to this Agreement at any time, with the consent of the Trustees, by executing and delivering to the Trustees a deposit letter in substantially the form hereto annexed as Exhibit “A” and by depositing the certificates representing Shares owned by the Depositor, duly authorized for transfer, with the Trustees, together with a sum sufficient to cover any governmental charges incidental to such transfer. The Trustees shall have the sole discretion to determine whether an individual is eligible to be a Depositor pursuant to this Agreement. Each Depositor, by the deposit of his or her Shares hereunder, shall, as of the date of deposit, become a party to and be bound by all the terms and provisions of this Agreement with the same effect as if an initial Depositor hereunder. Any Depositor may, at any time or from time to time following the initial deposit of Shares hereunder, deposit additional Shares.

4. Trust Interests. The Shares deposited hereunder shall be held for the account of each respective Depositor. Trust certificates for said Shares will not be issued. For purposes of this Trust Agreement, the beneficial interests of Depositors or Beneficiaries in Shares held by the Trust for their respective accounts shall be referred to herein as “Trust Interests”.

5. Certificate of Intent. Each Depositor may file a Certificate of Intent in substantially the form hereto annexed as Exhibit “B,” signifying an intent by the Depositor to purchase additional shares of Common Stock or (if permitted by the AOS Certificate without their conversion into shares of Common Stock) Class A Stock pursuant to the terms and conditions herein. A Depositor may amend his Certificate of Intent to reflect any change in the Depositor’s interest or ability to purchase additional stock.

6. Beneficiary. The term “Beneficiary,” as used in this Agreement, shall mean a holder of record on the books of the Trustees of Trust Interests granted hereunder (whether held by initial deposit or by permitted transfer), and shall be construed to mean and include not only such holders and owners acting in their own right but also any person, association, or corporation possessing Trust Interests in a representative or fiduciary capacity. Although a Depositor is a Beneficiary, a Beneficiary may not necessarily be a Depositor.

II. DIVIDENDS; ADDITIONAL STOCK AVAILABILITY

1. Payment of Dividends. In the event the Trustees receive any dividend or other distribution of cash or property (other than Common Stock, Class A Stock or other securities which may become AOS voting stock upon the happening of any specified contingency) upon or by reason of the Shares held by the Trustees hereunder, the Trustees shall promptly make a pro rata distribution (based on number and class of shares held in each Beneficiary’s account) of such dividend or distribution to the Beneficiaries as their respective Trust Interests appear on the books of the Trustees as of the record date of the dividend or distribution. In the event of a stock split-up, or dividend or distribution of Common Stock, Class A Stock or other securities that may become voting stock, such stock shall be added to the Shares held by the Trustees hereunder and the Trust Interests of Beneficiaries shall be adjusted accordingly. Prior to making any distribution of cash, securities or other property to the Beneficiaries, the Trustees may retain therefrom a sufficient part, either in cash, securities or property, to meet the expenses and obligations of the Trust; provided, however, that the Trustees may not sell or otherwise dispose of Common Stock, Class A Stock or other voting securities for the purpose of meeting such expenses or obligations except in compliance with the procedure outlined in Paragraph 3 of Part V hereof. The Trustees may, in their discretion, from time to time, instead of receiving and distributing any such dividends or distributions, authorize AOS to make payment or delivery thereof directly to the Beneficiaries. The Trustees may also withhold taxes from the distributions to any Beneficiary as may be required by applicable law or regulation.

2. Subscription Rights. The Trustees shall promptly give notice to the Beneficiaries of the issuance or granting by AOS to its stockholders of any warrants or rights to subscribe to any security to be issued by AOS, and each such Beneficiary shall have the right, upon furnishing adequate funds and complying with other terms or provisions of such warrants or rights, to direct the Trustees to exercise such warrants or rights, or any part thereof, in respect of the Shares represented by the Trust Interests possessed by such Beneficiary. The Trustees shall hold and own, subject to the provisions hereof, all voting stock and all stock convertible into voting stock issued upon exercise of such warrants or rights, and shall adjust in respect thereof the Beneficiaries’ Trust Interests accordingly.

3. Purchases by Trust. The Trustees shall be entitled to purchase Common Stock or Class A Stock (or rights thereto) directly from AOS or from sources other than AOS on behalf of Depositors to the extent made available to the Trust from time to time; provided, however, that the Trust shall not purchase any such stock in excess of the amount indicated on the Depositors’ Certificates of Intent, so that at no time will the Trust purchase or own Shares for its own account. In the event the Trust has the opportunity to purchase stock in excess of the Depositors’ current expressions of interest, the Trustees may, in their discretion, notify the Depositors of such opportunity. Any Depositor, in response to such notice, desiring to amend his Certificate of Intent in order to purchase stock in addition to the amount previously set forth in his Certificate of Intent shall file a written request with the Trustees during the time frame indicated by the Trustees. The Trustees shall promptly notify the Depositors of stock purchases, and the Depositors shall promptly make payment therefor at the time and in such manner specified by the Trustees. Any stock purchased by the Trust shall be distributed to the accounts of the Depositors on a pro rata basis, in accordance with the Certificates of Intent filed by the Depositors or in such other manner as the Trustees deem fair and equitable; provided, however, that the allocation of Shares may be adjusted by the Trustees in favor of purchasers who do not need to borrow funds to finance their purchases.

4. Common/Class A Exchanges. Unless directed to the contrary in a Depositor’s Certificate of Intent, and other than in respect of any Depositor which is not eligible under the AOS Certificate to purchase additional shares of Class A Stock without their conversion into shares of Common Stock, the Trustees may use and/or exchange Common Stock held by the Trust as consideration for the purchase of Class A Stock available to the Trust from time to time. Any such exchanges shall be on such terms and conditions as deemed reasonable by the Trustees and shall be made on a pro rata basis based on each Beneficiary’s Trust Interests attributable to Class A Stock or pursuant to such other method as the Trustees deem fair and equitable.

5. Reorganization. If, in case of reorganization, merger, consolidation or other similar change in AOS, the Trustees receive stock or other equity securities in any reorganized, merged, consolidated, new or different corporation in exchange for the Shares deposited or held hereunder, the Trustees may in their discretion hold the securities so received or may distribute such securities to the Beneficiaries as their respective Trust Interests appear on the Trustees’ records. With respect to securities exchanged or substituted for the Shares represented by outstanding Trust Interests, the rights and obligations of the Trustees and Beneficiaries shall, for all purposes, be treated as applying to the securities so held in exchange or substitution.

III. TRUSTEE ACTIONS; POWERS

1. Powers. The Trustees, with respect to the Shares held hereunder, are hereby vested as owners of such Shares (without limitation except as herein otherwise expressly provided) with all of the rights, powers and privileges of every kind and character of an owner thereof, including, without limiting the generality of the foregoing: (a) the right to vote the same, either in person or by proxy, for every purpose; (b) the right to become parties to or prosecute or intervene in any suits or other legal or administrative proceedings affecting (i) the Shares held hereunder, (ii) AOS, or (iii) the powers and duties or obligations of the Trustees; (c) the right to transfer all or any part of the Shares held hereunder into their names as Trustees or into the name or names of the nominee or nominees; (d) the right to exchange Shares of Common Stock held hereunder for Shares of Class A Stock; and (e) the right to borrow or to arrange for borrowing for the purpose of purchasing additional stock, including the right to pledge the Shares held hereunder as security for said borrowing(s). The obligations and agreements of the Trustees shall not be binding upon the Trustees personally but shall bind solely the Shares and other assets and property in the hands of the Trustees.

2. Voting. In voting the Shares held hereunder, the Trustees shall exercise their best judgment and may take such part or action with respect to the management of the affairs of AOS as they deem appropriate or necessary, subject to the obligations of the Depositors under the Stockholder Agreement dated December 9, 2008 by and among AOS and the various Smith Family Members who are signatories thereto.

3. Trustee Status. Any Trustee, individually or otherwise, may hold Common Stock, Class A Stock or other securities of AOS or possess Trust Interests issued hereunder and, individually or as a Trustee, may vote for himself as a director of AOS; and any Trustee, or any firm of which he is a member, or a corporation in which he is a stockholder or officer or in which he may be otherwise interested, may contract with AOS or the Trustees or be or become pecuniarily interested in any matter or transaction to which AOS or the Trustees may be a party, as fully as though such person were not a Trustee hereunder. A Trustee, if a director of AOS, may vote for himself as an officer and/or employee of AOS and may participate in fixing the amount of compensation for such services. Any Trustee who is also a Beneficiary or a Depositor shall have all rights accorded Beneficiaries or Depositors hereunder.

4. Majority to Act. Except as otherwise herein provided, any action to be taken hereunder by the Trustees shall require the approval of a majority of the Trustees then qualified as Trustees and acting hereunder. In the event that a majority of the Trustees are unable to agree upon any issue, the Trustees shall act in accordance with the decision of the majority of a board of three arbitrators, one each to be appointed by the opposing Trustees and the third to be appointed by the other two arbitrators so selected.

5. Expenses. The Trustees may incur and pay all expenses and disbursements which the Trustees may deem necessary or proper in and about exercising the powers of authority given to or vested in the Trustees by this Agreement, and shall be entitled to reimbursement for any expenses and obligations incurred by them by reason of this Trust, as provided in Paragraph 1 in Part II above. The Trustees shall not be entitled to compensation for services rendered as Trustees.

6. Records and Reports.

(a) The Trustees shall keep proper records of Trust assets, receipts and disbursements, a list of Beneficiaries and the Shares in their accounts, and other records connected with the administration of this Trust. The books and records of the Trustees containing the accounts and names of Beneficiaries shall at all reasonable times be open to inspection by the Beneficiaries for any proper purpose.

(b) The Trustees shall periodically prepare and transmit to each Beneficiary statements of such Beneficiary’s account, showing the number of shares of Common Stock and/or Class A Stock held on behalf of the Beneficiary, recent activity in such account, and such other matters as the Trustees deem appropriate.

(c) Upon the written request of a Beneficiary, the Trustees shall issue and mail annual financial reports to such Beneficiary within thirty (30) days after the final adjournment of each annual meeting of the stockholders of AOS and may, in their discretion, issue and mail to Beneficiaries interim financial reports. Financial reports shall include information of such nature and scope as the Trustees shall deem relevant and appropriate under the circumstances. Unless formal notice questioning the adequacy and accuracy of such financial reports is filed with the Secretary within thirty (30) days after the mailing of any such report, such report as against all Beneficiaries requesting such report shall be conclusively presumed to be in all respects correct.

(d) The Trustees shall promptly transmit all communications from AOS received by the Trustees as AOS stockholders to the Beneficiaries.

7. Secretary. The Trustees shall appoint a Secretary and an Assistant Secretary (herein referred to as the “Secretary” and “Assistant Secretary”), either of whom may but need not be a Trustee. The Trustees may remove or replace at any time the persons who are appointed as Secretary and Assistant Secretary, and may pay reasonable compensation to the Secretary and/or the Assistant Secretary, if said persons are not Trustees. It shall be the duty of the Secretary to keep the minutes of meetings of the Trustees and to maintain a record of transactions hereunder and to perform such other duties as herein provided or as may be required by the Trustees. The Assistant Secretary shall act in place of the Secretary in taking any action or performing any duties herein required to be taken or performed by the Secretary whenever the Secretary shall be incapacitated, absent, or for any other reason unable to act. Promptly upon appointment, the Secretary shall give notice in writing to all Beneficiaries of his name and address, and the name and address of the Assistant Secretary, and shall give similar notice of any change therein.

IV. SALE OF STOCK BY THE TRUSTEES

Whenever Beneficiaries possessing Trust Interests representing in the aggregate at least seventy-five percent (75%) of all the votes as determined by the voting power of the Shares held hereunder direct the sale as a unit of all or any part of the Shares for such price and upon such terms or in exchange for such other property that they shall agree upon, then the Trustees shall make the sale of such Shares as so directed, whether or not the Trustees or other Beneficiaries approve the sale. Likewise, if at any time the Trustees unanimously authorize such action, the Trustees, with the written consent of Beneficiaries holding Trust Interests representing in the aggregate a majority of the voting power of all of the Shares held hereunder, may sell as a unit all or any part of the Shares for such price and upon such terms or in exchange for such other property as they in their discretion deem proper. If such a sale is of all of the Shares then held hereunder, this Agreement may be terminated in the discretion of the Trustees, and the Trustees may distribute the assets in their hands in accordance with the provisions of Paragraph 4 of Part VII hereof. If such sale is of only part of the Shares then held hereunder, then the Shares so sold shall be selected by the Trustees pro rata from the Shares of all Beneficiaries, as their respective interests shall appear on the Trustees’ books, and the proceeds of such sale shall be distributed to the Beneficiaries in the same manner; provided, that if such sales are made in exchange for other stocks or securities of any corporation, the Trustees, in their discretion, may retain such stock or securities, and thereafter the rights and obligations of the Trustees and Beneficiaries shall, for all purposes, be treated as applying to the stock or securities so received in exchange.

V. TRANSFER OF TRUST INTERESTS AND SHARES

1. Transfer Books. The Trust Interests issued hereunder shall be transferable only on the books of the Trustees, subject to such regulations as the Trustees may institute and upon compliance with this Part V, and the Trustees may at all times and for all purposes treat the registered owner of each Trust Interest as the sole owner thereof. Upon the transfer of a Trust Interest on the books of the Trustees, the transferee shall, except as herein otherwise provided, be substituted for the prior registered owner and shall be a Beneficiary, having the rights and be subject to the obligations with respect to the Trust Interest of the original Beneficiary. Transferees who are not Depositors will not become Depositors as a result of the transfer. No party other than a Smith Family Member may be a Depositor or a Beneficiary. The Trustees may, in their discretion, from time to time cause the transfer books to be closed for such reasonable period of time as the Trustees may deem expedient.

2. Transfer of Trust Interests. A Beneficiary may at any time freely sell or otherwise transfer or dispose of any or all of the Trust Interests owned by the Beneficiary to any Smith Family Member. Except as set forth above, Trust Interests shall not be transferable. Transfer of the underlying Shares may occur, subject to Paragraph 3 below.

3. Transfer of Shares; Withdrawals. Whenever any Depositor or Beneficiary, or his estate, personal representative, executor, or other representative, desires to withdraw from the Trust, or sell or otherwise transfer or dispose of any and/or all of the Shares represented by Trust Interests, or whenever a Beneficiary ceases to be eligible to be a party to this Agreement by virtue of a change in the status of the Beneficiary, or the Beneficiary or the Depositor ceases to be eligible to participate in the Voting Trust because the Beneficiary or the Depositor is not an Eligible Transferee, the following procedures shall be observed:

(a) The Trustees shall give notice to the Beneficiary or the Depositor of the termination of that party’s status as an eligible party hereto, or in the event of withdrawal or proposed transfer, the Beneficiary shall give written notice of the intended withdrawal and/or transfer to the Secretary, which notice shall disclose the number of Shares represented by the Trust Interests to be withdrawn and/or transferred, the date of the proposed withdrawal and/or transfer (which shall not be less than thirty days after such notice), and such other pertinent information as the Trustees may request.

(b) Shares the subject of a notice referred to in subparagraph (a) above (a “Notice of Withdrawal”) which constitute Class A Common Stock shall automatically be exchanged for Shares of Common Stock held by the Trust on a one-for-one share basis, to the extent available in the Trust from the accounts of Eligible Transferees. Said exchange shall be deemed effective immediately prior to the time of the proposed withdrawal or transfer. As a result of such an exchange, the remaining Trust Interest accounts of the Beneficiaries who are Permitted Transferees (as defined in the AOS Certificate) shall be adjusted on a pro rata basis based on each Beneficiary’s Trust Interests attributable to Common Stock or pursuant to such other method as the Trustees deem fair and equitable.

(c) A Notice of Withdrawal shall, by virtue of this Agreement, constitute an offer to sell the Shares represented by the Trust Interests specified therein to the Trust, in accordance with the provisions hereof, at a price per share equal to the average closing sales price per share of Common Stock of AOS as traded on the New York Stock Exchange (or such other national securities exchange or system, if applicable) for the ten (10) trading days immediately prior to the date on which the Shares are proposed to be withdrawn or transferred. In the event part or all of said Shares comprise Class A Stock after giving effect to subparagraph (b) above, the price per share for Class A Stock shall not differ from that of Common Stock.

(d) The Secretary shall review the Certificates of Intent on file with the Trustees. If sufficient interest has been expressed, the Trust, at the sole discretion of the Trustees, may do any (or none) of the following: (i) purchase Common Stock from other sources for the purpose of exchanging shares of the Common Stock for shares of Class A Stock pursuant to subparagraph (b) above; (ii) purchase for cash some or all of the Shares that are Class A Shares; or (iii) subject to the prior written consent of the Beneficiary, purchase for cash some or all of the Shares that are Common Stock. Shares purchased hereunder shall be allocated to the accounts of the purchasing Depositors on a pro rata basis.

(e) The Trustees may, in their discretion, permit the “Withdrawing Beneficiary” to withdraw his or her offer of sale at any time prior to the time of transfer or withdrawal.

(f) If the Trust does not purchase any or all of the Shares represented by the Trust Interests so offered, the Withdrawing Beneficiary may withdraw the Shares that were not purchased and the Trustees shall cause AOS to promptly deliver to said party certificates or other evidence of ownership as may be provided by AOS for said Shares.

VI. ELECTION AND REMOVAL OF TRUSTEES

1. Term of Office. Each Trustee shall hold office until he resigns, dies, becomes incapacitated, or refuses to act or is removed as hereinafter provided. Any Trustee may resign at any time by mailing or delivering a written notice of his resignation to each of the remaining Trustees. A person designated to act as an additional or successor Trustee shall become a Trustee upon mailing or delivering to each of the then acting Trustees an acknowledgement that he accepts the trust herein set forth. The Trustees shall promptly notify the Beneficiaries upon the addition or succession of a Trustee.

2. Additional or Successor Trustees. In addition to the original Trustees hereunder, one or more additional or successor Trustees may be appointed at any time by the unanimous action of the qualified and acting Trustees hereunder. Each Trustee shall have the power, by written instrument delivered to the Secretary, or by his last Will and Testament, to nominate and appoint a successor as Trustee. In case any Trustee shall die, resign, become incapacitated or be removed without having nominated a successor, such successor shall be appointed by unanimous action of the remaining or surviving Trustee or Trustees. Any additional or successor Trustee must be a Permitted Transferee or a trustee of a trust which is both a Beneficiary hereunder and a Permitted Transferee.

3. Removal. Any Trustee may be removed at any time, with or without cause, by the affirmative action of Beneficiaries possessing Trust Interests representing at least two-thirds (2/3) of the voting power of all Shares then held by the Trustees hereunder.

VII. AMENDMENT AND TERMINATION

1. Amendment. This Trust may be amended from time to time by unanimous agreement of the Trustees; provided, however, that if in the judgment of the Trustees, whose determination shall be conclusive and binding upon all of the parties, an amendment adopted by the Trustees effects a substantial change in the rights of Beneficiaries, such amendment shall not be effective unless approved in writing by the Beneficiaries having Trust Interests representing at least a majority of the Shares then held hereunder. Written notice of all amendments shall be given promptly to all Beneficiaries. Any Beneficiary whose rights hereunder are determined by the Trustees to be subject to a materially adverse change effected by any such amendment may withdraw the Shares represented by Trust Interests held by him, subject to the procedures set forth in Paragraph V.3 above, but only if written notice is given to the Secretary within fifteen (15) days following mailing of notice of such amendment by the Secretary. Approval of such proposed amendment shall constitute a waiver of the right to withdraw the Shares.

2. Term and Termination. This Agreement may be terminated at any time by the affirmative vote of Beneficiaries having Trust Interests representing in the aggregate at least seventy-five percent (75%) of the voting power of the Shares then held hereunder. Unless so terminated, this Agreement shall continue in full force and effect for a period of thirty (30) years and such additional thirty (30) year renewal periods as follow; provided, however, that if the permissible duration of this Agreement shall be limited to any lesser period by operation of law, this Agreement shall terminate upon the expiration of such lesser permitted period of duration.

3. Withdrawal. Except as otherwise provided herein, a Beneficiary may withdraw a part or all of the Shares represented by Trust Interests owned by him only upon unanimous consent of the Trustees and in accordance with the procedures set forth in Part V hereof. The Trustees shall provide unanimous consent unless good cause exists to withhold it. Any Beneficiary may also be required at any time, by the Trustees, to withdraw the Shares represented by the Trust Interests owned by him, with such withdrawal to proceed in accordance with the procedures set forth in Part V.

4. Terminal Distributions. Whenever this Agreement shall terminate, the rights of all parties hereunder shall terminate, except the rights of the Beneficiaries to the Shares held in their respective accounts and their distributive share of the proceeds of the Trust as hereinafter in this Paragraph 4 provided. In case of termination of this Agreement, every Beneficiary, and in case of termination of this Agreement as to a withdrawing Beneficiary only, such Beneficiary, upon the payment of his pro rata share of the costs, expenses, disbursements and outlays of the Trustees shall be entitled to his pro rata portion of all property, securities, and cash held by or for the Trustees hereunder. Beneficiaries, by the acceptance of their respective pro rata portion or a part of any property, securities, or cash distributed by the Trustees, shall thereby be deemed to have released and discharged the Trustees, their agents and attorneys, from all liability and accountability under this Agreement of every kind, character, and description whatsoever.

VIII. NOTICES

1. Meetings. Whenever a meeting of the Beneficiaries as a class shall be requested in writing by the Trustees or by Beneficiaries who will be entitled to cast at least ten percent (10%) of all the votes which would be entitled to be cast at such meeting, the Secretary shall call such meeting within thirty (30) days and shall promptly give notice to all persons entitled to be present at such meeting, specifying the time and place of holding the meeting and the business proposed to be transacted. The Secretary shall likewise give notice of all meetings of Trustees to each Trustee, specifying the time and place of holding the meeting and the business proposed to be transacted. Such notices shall be given not less than ten (10) days before the time of holding the meeting but notice may be waived in writing or by presence at the meeting.

2. Method. Any and all notices herein provided shall be in writing and personally delivered or shall be given by mailing such notice by registered mail, return receipt requested, to the address of the person or corporation to whom such notice is given as shown upon the records of the Trustees, and, in the event that notice is given to the Secretary, it shall be given to him at his address as specified in the most recent notice given by him to the Beneficiaries. In the case of any requirement in this Agreement that such notice be for any number of days, such time shall run from the personal delivery thereof or from the mailing of such notice, exclusive of the day of mailing, and the affidavit of the person giving such notice as to the delivery or mailing thereof in case such person is a Trustee or the Secretary shall be conclusive.

IX. MISCELLANEOUS

1. Voting. Unless otherwise expressly provided herein, whenever any action is to be taken by any class of persons hereunder (i.e., the Trustees or the Beneficiaries), such class of persons may act either (a) by a vote in person or by a proxy at a meeting of such class of persons, or (b) by an instrument or concurrent instruments in writing, signed by the number or proportion in interest (as required herein) of such class of persons without a formal meeting; provided, however, that a Trustee may vote as such in person or by written instrument, but not by proxy. On all matters in which a Beneficiary is entitled to vote hereunder, each Beneficiary shall be entitled to one (1) vote in person or by proxy for each share of Common Stock represented by the Trust Interests held by him, and ten (10) votes for each share of Class A Stock represented by the Trust Interests held by him.

2. Construction. The Trustees shall have full power and authority to interpret and construe this Agreement, and their interpretation and construction made in good faith shall be conclusive and binding upon the parties hereto, and the Trustees may make such regulations as in their judgment may be deemed necessary or proper to carry out the same properly and effectively.

3. Liability. No Trustee shall be liable or responsible for any act or omission hereunder, including acts or omissions of any agents, except for his own individual personal malfeasance, nor shall any Trustee, whether original or successor or substitute, at any time be required to give or file any bond or other security in order to qualify or continue as a Trustee hereunder, unless the giving of such bond shall be directed by the Trustees, in which event the cost of such bond shall be considered and treated as an expense of the Trust. No person (including Beneficiaries) incurring any loss resulting from liability for breach of any fiduciary duty with respect to this Trust shall be entitled to indemnification out of the assets of the Trust.

4. Severability. If any provision of this Agreement shall under any circumstances be deemed invalid or inoperative to any extent, it is agreed and understood that such invalidity shall not invalidate the whole Agreement, but the Agreement shall be construed as not containing any provision or provisions so deemed invalid and inoperative, and the rights and obligations of the parties shall be construed and enforced accordingly.

5. Gender. Masculine pronouns used in this Agreement are intended to refer to both male and female persons and to entities.

6. Experts. The Trustees may employ legal counsel, accountants and other consultants to assist them in the exercise of their authority, and may rely upon the advice so obtained.

7. Counterpart. This Agreement shall be executed in counterparts by the Depositors and the Trustees as originally constituted. At least one of such counterparts and a copy of all amendments to this Agreement shall be retained by the Trustees at all times and one of such counterparts and a copy of all amendments to this Agreement shall be deposited with AOS at its registered office.

8. Governing Law; Courts. This Agreement and the resulting Trust have been formed in, and shall be governed and construed in accordance with the laws of, the State of Wisconsin. The parties hereto (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the courts of the State of Wisconsin or the federal courts located in the State of Wisconsin (the “Courts”) and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Courts for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Courts; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Courts has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial.

9. Securities Laws. It is acknowledged that requirements and restrictions of various laws, including federal and state securities laws, may impose limitations upon the Trustees in the performance of their duties and obligations hereunder on behalf of the Trust, including limitations as to the timing and volume of Trust purchases or sales of AOS securities.

IN WITNESS WHEREOF, the parties have hereunto affixed their signatures and seals as of the day and year first written above.

TRUSTEES

, Trustee

, Trustee

, Trustee

Continued signatures to Smith Family Voting Trust Agreement

DEPOSITORS:

Signature Print Name Address:	Signature Print Name Address:

Signature Print Name Address:	Signature Print Name Address:

Signature Print Name Address:	Signature Print Name Address:

EXHIBIT “A”

DEPOSIT LETTER

                                , 20

Trustees under the Smith Family Voting Trust Agreement dated as of                     , 2009.

c/o

Gentlemen:

Enclosed herewith are the following certificates for a total of                  shares of Common Stock and                  shares of Class A Stock of A.O. Smith Corporation: [Attach an additional page, if necessary.]

Certifiicate Number	Number of Shares	Class

The certificates have been endorsed in blank with the signature witnessed or executed stock powers are attached thereto, and are hereby deposited with you as Trustees to hold the same in trust under and pursuant to the terms of the Smith Family Voting Trust Agreement relating to such Common and Class A Stock, dated as of                     , 2009, the initial Trustees named in such agreement being                     ,                     , and                     .

The undersigned hereby acknowledges receipt of a copy of the above mentioned Trust Agreement and, subject to your acceptance of this deposit by issuing the Trust Interest as mentioned below, hereby accepts and agrees to all the terms and provisions of said Trust Agreement and joins therein.

Please record Trust Interests evidencing the deposit of the above described shares of stock registered in the name of the undersigned Depositor as follows: [Attach an additional page, if necessary.]

Name:

Address:

Very truly yours,

Print Name of Depositor

Signature of Depositor

A-1

EXHIBIT “B”

CERTIFICATE OF INTENT

                                , 2009

Trustees under the Smith Family Voting Trust Agreement dated as of                     , 2009.

c/o

Gentlemen:

This document constitutes the intent of the undersigned to purchase up to                  shares of A.O. Smith Corporation Common Stock and/or Class A Stock, purchased by the Trustees on my/its behalf in the event such shares become available on or before                     , 20        ; provided, that the purchase price per share for either class of stock does not exceed $            . If the price per share exceeds $            , the undersigned will purchase shares at a total purchase price not to exceed $            .

At present, the undersigned would need to borrow $             to fulfill my/its commitment. The undersigned understands and agrees that the Trustees may give preference to Depositors who do not need to borrow in the event shares become available and that such preference may affect the allocation of shares purchased on my behalf.

___	If the undersigned has checked the space preceding this sentence, the Trustees are NOT authorized to exchange Common Stock held in my/its account for Class A Stock.

This Certificate of Intent sets forth the current intent of the undersigned. The undersigned understands and agrees that I/it may amend this Certificate of Intent pursuant to the terms and conditions set forth in the Trust Agreement.

Very truly yours,

Print Name of Depositor

Signature of Depositor

B-1